                                                                    Exhibit 99.1


[LOGO]PERKINELMER(R)                                PERKINELMER, INC.
        precisely.                                  45 William Street
                                                    Wellesley, MA 02481-4078 USA
                                                    Phone: 781-431-4306
                                                    Fax: 781-431-4255
                                                    www.perkinelmer.com

FOR IMMEDIATE RELEASE
---------------------
October 22, 2003


                      PERKINELMER ANNOUNCES Q3 2003 RESULTS

           o    NET INCOME FROM CONTINUING OPERATIONS INCREASES BY 45%
           o    OPERATING MARGINS EXPAND BY 460 BASIS POINTS
           o    CONVERTIBLE REDEMPTION DRIVES $177M GROSS DEBT REDUCTION

BOSTON -- PerkinElmer, Inc. (NYSE: PKI) today announced third quarter 2003 GAAP earnings per share from continuing operations of $.11 on revenue of $367.1 million, compared to GAAP earnings per share from continuing operations of $.08 and revenue of $366.0 million in the third quarter of 2002. Earnings per share excluding intangibles amortization were $.15 for the third quarter of 2003, which exceed by $.01 the Thomson First CallTM consensus earnings per share estimate of $.14, which also excludes intangibles amortization. Amortization of intangibles for the quarter was $7.0 million, or $.04 per share.

Revenue from continuing operations for the third quarter of 2003 was $367.1 million, slightly above 2002, with revenue growth in Optoelectronics and Life and Analytical Sciences of 4% and 1%, respectively, offset by a 10% decline in Fluid Sciences' revenue during the quarter.

GAAP operating margins during the third quarter of 2003 doubled to 9.2% from 4.6% for the same period of 2002. Third quarter 2003 operating margins, excluding intangibles amortization, were 11.2% compared to 6.5% for the third quarter of 2002. This margin expansion compared to the 2002 quarter was driven by benefits we derived from the integration of Life and Analytical Sciences, and other productivity initiatives across the Company.

"We were pleased with the benefits of our cost productivity initiatives, which are reflected in our lower SG&A and higher gross margins," said Gregory L. Summe, Chairman and CEO of the Company. "We believe that our improved cost structure as well as investments in new products positions the Company well."

The Company generated operating cash flow of $28.7 million in the third quarter of 2003 and $89.6 million for the first nine months of 2003. This compares with operating cash flow of $70.9 million and $55.5 million for the third quarter and first nine months of 2002, respectively. Third quarter 2003 operating cash flow includes a $10 million benefit due to increased sales of receivables under our accounts receivable securitization program. The Company paid down $20 million of its long-term debt during the third quarter, and has reduced long-term debt by $50 million year to date. As previously announced, during the third quarter of 2003, the Company retired its remaining zero coupon convertible debentures, which contributed to a $177 million gross debt reduction since the second quarter of 2003.

"We remained focused on driving strong cash flow and improving our working capital turns as this both strengthens our balance sheet and forces greater rigor and quality in our processes," added Summe.

Net income for the third quarter of 2002 comprised $.08 earnings per share from continuing operations and a loss of ($.02) per share from discontinued operations. Third quarter 2002 results included $.03 per share resulting from the effects of two discrete events, a gain from the retirement of debt partially offset by certain divestiture-related costs.

Financial overview by reporting segment:

LIFE AND ANALYTICAL SCIENCES reported revenue of $235.1 million for the third quarter of 2003, up 1% from $232.9 million for the third quarter of 2002. Revenue growth in reagents, consumables and service was partially offset by declines in instruments sales compared to the third quarter of 2002.

By market segment, the Company experienced growth in revenue during the third quarter in the environmental and chemical markets, due to strong market acceptance of our recently introduced new products into these end markets. Sales into the biopharma markets were down compared to the third quarter of 2002, however, we believe the end market demand appears to be improving, particularly for the Company's high-end instruments. Genetic screening revenue during the third quarter of 2003 was down compared to the same period of 2002, due to the timing of certain customer order patterns compared to the same period of 2002. We believe that genetic screening revenues continue to track to double-digit growth for the full year 2003.

The segment's GAAP operating profit for the third quarter of 2003 was $21.3 million versus $9.6 million in the same period of 2002. As a percentage of sales, operating profit for the third quarter of 2003 and 2002 was 9.1% and 4.1%, respectively. This 500 basis point increase in operating margin reflects the benefits from the Life and Analytical Sciences integration, cost productivity actions across the business and a shift in product mix to higher margin products. The results for the third quarters of 2003 and 2002 include intangibles amortization of $6.5 million and $6.6 million, respectively. Operating margins excluding intangibles amortization, were 11.8% and 6.9%, for the third quarters of 2003 and 2002, respectively.

OPTOELECTRONICS reported revenue of $88.1 million for the third quarter of 2003, an increase of 4% from revenue of $84.3 million for the third quarter of 2002. Growth in revenue from imaging and specialty lighting was offset by lower sensors revenue during the third quarter of 2003 compared to the same period of 2002. Both biotech and medical imaging revenues grew double-digits during the quarter. The segment's GAAP operating profit was $10.9 million for the third quarter of 2003, versus an operating profit of $6.2 million for the comparable period in 2002. As a percentage of sales, operating profit for the third quarters of 2003 and 2002 was 12.3% and 7.3%, respectively. Operating margins excluding intangibles amortization, were 12.7% and 7.7%, for the third quarters of 2003 and 2002, respectively.

FLUID SCIENCES reported revenue of $43.9 million for the third quarter of 2003, representing a decline of 10% compared to revenue of $48.8 million for the third quarter of 2002, largely attributable to continued softness in the aerospace and semiconductor end markets. Despite lower revenue quarter over quarter, the segment's GAAP operating profit for the third quarter of 2003 increased to $5.6 million versus $5.4 million in the third quarter of 2002. As a percentage of sales, operating profit for the third quarter of 2003 and 2002 was 12.8% and 11.2%, respectively. Operating margins excluding intangibles amortization, were 13.3% and 11.6%, for the third quarter of 2003 and 2002, respectively.

"We are entering the fourth quarter with good momentum on improving our cost position, driving cash flow, fueling our new product pipeline, and expanding the service business to improve our customers' productivity," added Summe. "We believe we are on track to achieve the upper end of our original guidance for full year 2003 earnings per share of between $.37 to $.43 on a GAAP basis, and between $.52 to $.58 per share excluding $.15 per share of intangibles amortization," concluded Summe.

The Company will discuss its third quarter results in a conference call on Thursday October 23, 2003 at 10:00 a.m. Eastern Time (ET). To listen to the call live, please tune into the webcast at the Investor Relations section of our website, www.perkinelmer.com. A playback of this conference call will be available from 1:00 p.m. ET, Thursday, October 23, 2003 until our next quarterly earnings call becomes available. The playback phone number is 719-457-0820 and the code number is 717288. The playback will also be available at the Investor Relations section of our website, www.perkinelmer.com.

USE OF NON-GAAP FINANCIAL MEASURES

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this press release also contains non-GAAP financial measures of earnings per share and operating margin, in each case excluding amortization of acquisition-related intangible assets. We exclude the amortization of acquisition-related intangibles in calculating these non-GAAP measures because such amortization is outside of our normal operations. We believe that the inclusion of these non-GAAP financial measures in this press release helps investors to gain a meaningful understanding of our core operating results and future prospects, consistent with how management measures and forecasts the company's performance, especially when comparing such results to previous periods or forecasts. PerkinElmer's management uses these non-GAAP measures, in addition to GAAP financial measures, as the basis for measuring the company's core operating performance and comparing such performance to that of prior periods and to the performance of our competitors. Such measures are also used by management in their financial and operating decision-making.

The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this press release may be different from, and therefore may not be comparable to, similar measures used by other companies. Reconciliations of the non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measures are set forth in the accompanying exhibits to this press release.

FACTORS AFFECTING FUTURE PERFORMANCE

This press release contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that relate to prospective events or developments, including, without limitation, statements regarding our estimates for 2003 results of operations and growth rates are deemed to be forward-looking statements. Words such as "believes," "anticipates," "plans," "expects," "projects," "forecasts," "will" and similar expressions are intended to identify forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by these forward-looking statements, including risks related to our debt levels, our ability to comply with the financial covenants contained in our credit agreements, a further downturn in our customers' markets, our failure to introduce new products in a timely manner, regulatory changes, risks related to our international operations, our inability to integrate acquired businesses into our existing business and to successfully combine our Life and Analytical Sciences businesses and competition, as well as other factors which we describe under the caption "Forward-Looking Information and Factors Affecting Future Performance" in our most recently filed annual report on Form 10-K and in our most recently filed quarterly report on Form 10-Q. We disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

PerkinElmer, Inc. is a global technology leader focused in the following businesses - Life and Analytical Sciences, Optoelectronics and Fluid Sciences. Combining operational excellence and technology expertise with an intimate understanding of our customers' needs, PerkinElmer provides products and services in health sciences and other advanced technology markets that require innovation, precision and reliability. The Company serves customers in more than 125 countries, and is a component of the S&P 500 Index. Additional information is available through www.perkinelmer.com or 1-877-PKI-NYSE.

                                      # # #

For further information:

Investor Contact:

Dan Sutherby
PerkinElmer, Inc.
(781) 431-4306

                       PERKINELMER, INC. AND SUBSIDIARIES
                                INCOME STATEMENTS

                                                                THREE MONTHS ENDED                   NINE MONTHS ENDED
                                                                ------------------                   -----------------
(In thousands except per share data)                       28-Sep-03         29-Sep-02         28-Sep-03         29-Sep-02
------------------------------------                      -----------       -----------       -----------       -----------
SALES                                                     $   367,085       $   366,011       $ 1,102,658       $ 1,095,400

Cost of Sales                                                 214,545           219,256           658,365           663,017
Research and Development Expenses                              20,108            20,505            62,837            64,915
Selling, General and Administrative Expenses                   91,686           102,436           282,042           322,984
Restructuring (Reversals) Charges, net                            179                --            (2,994)            9,224
Gains on Dispositions, net                                       (369)               --            (2,057)           (5,216)
Amortization of Intangible Assets                               7,019             7,120            21,257            21,269
                                                          -----------       -----------       -----------       -----------

OPERATING INCOME FROM CONTINUING OPERATIONS                    33,917            16,694            83,208            19,207

Gain on Repurchase of Convertible Debentures                       --            (6,785)               --            (6,785)
Loss on Early Extinguishment of Debt                               --                --                --             5,539
Interest and Other Expense, Net                                13,287            11,516            41,794            28,028
                                                          -----------       -----------       -----------       -----------

Income (Loss) From Continuing Operations
 Before Income Taxes                                           20,630            11,963            41,414            (7,575)

Provision (Benefit) for Income Taxes                            6,499             2,213            13,253            (2,742)
                                                          -----------       -----------       -----------       -----------

NET INCOME (LOSS) FROM CONTINUING OPERATIONS                   14,131             9,750            28,161            (4,833)

Loss From Discontinued Operations, Net of Income Tax               --            (2,604)           (1,597)          (15,711)
Gain (Loss) on Disposition of Discontinued
 Operations, Net of Income Tax                                    138                --            (1,535)          (10,966)
                                                          -----------       -----------       -----------       -----------

NET INCOME (LOSS) BEFORE EFFECT OF ACCOUNTING CHANGE           14,269             7,146            25,029           (31,510)

Effect of Accounting Change, Net of Income Tax                     --                --                --          (117,800)
                                                          -----------       -----------       -----------       -----------

NET INCOME (LOSS)                                         $    14,269       $     7,146       $    25,029       $  (149,310)
                                                          ===========       ===========       ===========       ===========


Diluted Earnings (Loss) Per Share:

CONTINUING OPERATIONS                                     $      0.11       $      0.08       $      0.22       $     (0.04)

Loss From Discontinued Operations, Net of Income Tax               --             (0.02)            (0.01)            (0.13)
Loss on Disposition of Discontinued Operations,
 Net of Income Tax                                                 --                --             (0.01)            (0.09)
                                                          -----------       -----------       -----------       -----------
NET INCOME (LOSS) BEFORE EFFECT OF ACCOUNTING CHANGE             0.11              0.06              0.20             (0.25)

Effect of Accounting Change, Net of Income Tax                     --                --                --             (0.94)
                                                          -----------       -----------       -----------       -----------

NET INCOME (LOSS)                                         $      0.11       $      0.06       $      0.20       $     (1.19)
                                                          ===========       ===========       ===========       ===========


Weighted Average Diluted Shares of Common
 Stock Outstanding                                            128,034           126,775           127,568           125,335


                        PREPARED IN ACCORDANCE WITH GAAP


ADDITIONAL SUPPLEMENTAL INFORMATION AND RECONCILIATION OF GAAP TO NON-GAAP MEASURES (per share, continuing operations)

GAAP Diluted EPS                                          $      0.11       $      0.08       $      0.22       $     (0.04)
Intangibles Amortization                                         0.04              0.04              0.11              0.11
                                                          -----------       -----------       -----------       -----------
EPS excluding Intangibles Amortization                    $      0.15       $      0.11       $      0.33       $      0.08
                                                          ===========       ===========       ===========       ===========

Thomson First Call(TM) EPS                                $      0.14
                                                          ===========

                       PerkinElmer, Inc. and Subsidiaries
                      Consolidated Statements of Cash Flows

                                                                      THREE MONTHS ENDED               NINE MONTHS ENDED
                                                                ------------------------------    ------------------------------
                                                                SEPTEMBER 28,    SEPTEMBER 29,    SEPTEMBER 28,    SEPTEMBER 29,
                                                                     2003             2002             2003             2002
                                                                  ----------       ----------       ----------       ----------
                                                                        (IN THOUSANDS)                    (IN THOUSANDS)
OPERATING ACTIVITIES:
  Net income (loss)                                               $   14,269       $    7,146       $   25,029       $ (149,310)
  (Gain) loss from discontinued operations, net                         (138)           2,604            3,132           26,677
  Less effect of accounting change, net of income taxes                   --               --               --          117,800
                                                                  ----------       ----------       ----------       ----------
  Net income (loss) from continuing operations                        14,131            9,750           28,161           (4,833)
                                                                  ----------       ----------       ----------       ----------
Adjustments to reconcile net income (loss) from
 continuing operations to net cash provided by (used in)
  continuing operations:
    Restructuring credits, net of expense                                179               --           (2,994)           9,224
    Stock based compensation                                           4,541            2,136            5,941            6,631
    Amortization of debt discount and issuance costs                   2,066            5,239            8,245           15,694
    Depreciation and amortization                                     19,470           17,980           58,014           55,849
    Gains on dispositions and sales of investments, net                 (369)            (119)          (2,057)          (5,335)
    Net gain on purchase of debt                                          --            1,470               --            1,470
Changes in operating assets and liabilities:
       Accounts receivable                                             5,078           11,975           56,652           38,822
       Inventories                                                    (1,582)           3,969           14,380           30,326
       Accounts payable                                                  398           10,852           (8,798)          10,560
       Accrued restructuring costs                                    (5,109)          (1,804)         (16,292)         (28,856)
       Accrued expenses and other                                    (12,475)          12,944          (55,517)         (67,590)
                                                                  ----------       ----------       ----------       ----------
NET CASH PROVIDED BY CONTINUING OPERATIONS                            26,328           74,392           85,735           61,962
                                                                  ----------       ----------       ----------       ----------
Net Cash Provided by (Used in) Discontinued Operations                 2,333           (3,450)           3,837           (6,495)
                                                                  ----------       ----------       ----------       ----------
NET CASH PROVIDED BY OPERATING ACTIVITIES                             28,661           70,942           89,572           55,467
                                                                  ----------       ----------       ----------       ----------
INVESTING ACTIVITIES:
  Cash held in escrow                                                154,968               --          187,477               --
  Capital expenditures                                                (2,915)          (5,489)         (11,194)         (31,751)
  Proceeds from disposition of businesses, PP&E, net                      --            6,884            3,295           34,942
  Settlement of the disposition of business, net                          20               --             (846)          90,894
  Proceeds (cost) related to acquisitions, net of
   cash acquired                                                          --           (2,900)             534          (39,208)
  Proceeds from sale of investments, net                                  --              858               --            3,242
                                                                  ----------       ----------       ----------       ----------
NET CASH PROVIDED BY (USED IN) CONTINUING OPERATIONS                 152,073             (647)         179,266           58,119
                                                                  ----------       ----------       ----------       ----------
Net Cash Provided by (Used in) Discontinued Operations                 1,150               (6)           1,400           (5,200)
                                                                  ----------       ----------       ----------       ----------
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES                  153,223             (653)         180,666           52,919
                                                                  ----------       ----------       ----------       ----------
FINANCING ACTIVITIES:
  Payment of debt issuance costs                                          --               --           (1,725)              --
  Prepayment of short-term debt                                           --               --               --         (123,683)
  Prepayment of Zero Coupon Convertible Notes                       (157,392)         (84,440)        (189,901)         (84,440)
  Prepayment of term loan debt                                       (20,000)              --          (50,000)              --
  (Decrease) increase in other credit facilities                        (711)         (27,000)          (1,737)          65,202
  Purchases of common stock                                               --            4,289               --           (1,636)
  Proceeds from issuance of common stock for employee
    benefit plans                                                      1,738            1,047            2,355           10,054
  Cash Dividends                                                      (8,871)          (8,842)         (26,531)         (26,436)
                                                                  ----------       ----------       ----------       ----------
NET CASH USED IN FINANCING ACTIVITIES                               (185,236)        (114,946)        (267,539)        (160,939)
                                                                  ----------       ----------       ----------       ----------
Effect of Exchange Rate Changes on Cash and Cash Equivalents              45           (1,137)           8,002           11,852
                                                                  ----------       ----------       ----------       ----------
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS                  (3,307)         (45,794)          10,701          (40,701)
Cash and Cash Equivalents at Beginning of Period                     144,623          143,343          130,615          138,250
                                                                  ----------       ----------       ----------       ----------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                        $  141,316       $   97,549       $  141,316       $   97,549
                                                                  ==========       ==========       ==========       ==========


                        PREPARED IN ACCORDANCE WITH GAAP

                       PERKINELMER, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                                                     SEPTEMBER 28, 2003    JUNE 29, 2003      DECEMBER 29, 2002   SEPTEMBER 29, 2002
                                                     ------------------    -------------      -----------------   ------------------
                                                                                   (In thousands)
Current assets:
  Cash and cash equivalents                             $   141,316         $   144,623          $   130,615          $    97,549
  Restricted cash (note 1)                                       --             154,865              186,483                   --
  Accounts receivable                                       264,261             269,820              304,647              294,651
  Inventories                                               199,155             197,186              205,455              221,536
  Other current assets                                      157,786             157,802              152,137              168,457
  Current assets of discontinued operations                   9,573              11,790               12,006               10,212
                                                        -----------         -----------          -----------          -----------
    Total Current Assets                                    772,091             936,086              991,343              792,405

Property, plant and equipment:
  At cost                                                   614,046             618,935              598,048              556,280
  Accumulated depreciation                                 (336,528)           (327,216)            (294,026)            (280,006)
                                                        -----------         -----------          -----------          -----------
Net property, plant and equipment                           277,518             291,719              304,022              276,274
Investments                                                  11,578              11,927               14,298               14,293
Intangible assets                                         1,445,783           1,452,801            1,439,774            1,446,689
Other assets                                                 80,194              80,452               83,835               62,497
Long-term assets of discontinued operations                   2,160               2,158                2,967                7,157
                                                        -----------         -----------          -----------          -----------
    Total assets                                        $ 2,589,324         $ 2,775,143          $ 2,836,239          $ 2,599,315
                                                        ===========         ===========          ===========          ===========

Current liabilities:
  Short-term debt                                       $     4,591         $     4,791          $     5,008          $   153,218
  Convertible debt (note 1)                                      --             156,813              186,483                   --
  Accounts payable                                          133,703             131,018              146,290              138,260
  Accrued restructuring costs                                16,953              25,046               40,748               31,970
  Accrued expenses                                          292,310             303,069              316,427              345,697
  Current liabilities of discontinued operations                 --                 539                2,718                3,684
                                                        -----------         -----------          -----------          -----------

    Total current liabilities                               447,557             621,276              697,674              672,829

Long-term debt                                              564,745             584,483              614,053              438,792
Long-term liabilities                                       276,155             273,739              270,031              272,599
Long-term liabilities of discontinued operations              2,235               2,166                2,137                2,158
                                                        -----------         -----------          -----------          -----------
    Total liabilities                                     1,290,692           1,481,664            1,583,895            1,386,378

Commitment and contingencies

    Total stockholders' equity                            1,298,632           1,293,479            1,252,344            1,212,937
                                                        -----------         -----------          -----------          -----------
    Total liabilities and stockholders' equity          $ 2,589,324         $ 2,775,143          $ 2,836,239          $ 2,599,315
                                                        ===========         ===========          ===========          ===========


Note 1: Convertible debt was called and was repaid with restricted cash on August 7, 2003


              PREPARED IN ACCORDANCE WITH GAAP

                       PERKINELMER, INC. AND SUBSIDIARIES
                        Sales and Operating Profit (Loss)

                                                                  THREE MONTHS ENDED                       NINE MONTHS ENDED
                                                            -----------------------------           ------------------------------
                                                            SEPTEMBER           SEPTEMBER           SEPTEMBER            SEPTEMBER
(In thousands)                                               28, 2003            29, 2002            28, 2003             29, 2002
--------------                                               --------            --------            --------             --------
LIFE AND ANALYTICAL SCIENCES  Sales                        $   235,085         $   232,867         $   713,317          $   718,074
                              OP$ reported                      21,312               9,556              53,611               30,264
                              OP% reported                         9.1%                4.1%                7.5%                 4.2%
                              Amortization expense               6,487               6,608              19,461               19,639
                              OP$ excl. amortization            27,799              16,164              73,072               49,903
                              OP% excl. amortization              11.8%                6.9%               10.2%                 6.9%

OPTOELECTRONICS               Sales                             88,114              84,349             260,807              236,472
                              OP$ reported                      10,862               6,164              30,654              (11,654)
                              OP% reported                        12.3%                7.3%               11.8%                -4.9%
                              Amortization expense                 312                 312                 936                1,030
                              OP$ excl. amortization            11,174               6,476              31,590              (10,624)
                              OP% excl. amortization              12.7%                7.7%               12.1%                -4.5%

FLUID SCIENCES                Sales                             43,886              48,795             128,534              140,854
                              OP$ reported                       5,613               5,446              11,126               12,715
                              OP% reported                        12.8%               11.2%                8.7%                 9.0%
                              Amortization expense                 220                 200                 860                  600
                              OP$ excl. amortization             5,833               5,646              11,986               13,315
                              OP% excl. amortization              13.3%               11.6%                9.3%                 9.5%

OTHER                         OP$ reported                      (3,870)             (4,472)            (12,183)             (12,118)


CONTINUING OPERATIONS         Sales                        $   367,085         $   366,011         $ 1,102,658          $ 1,095,400
                                                           ===========         ===========         ===========          ===========
                              OP$ reported                 $    33,917         $    16,694         $    83,208          $    19,207
                                                           ===========         ===========         ===========          ===========
                              OP% reported                         9.2%                4.6%                7.5%                 1.8%
                              Amortization expense         $     7,019         $     7,120         $    21,257          $    21,269
                                                           ===========         ===========         ===========          ===========
                              OP$ excl. amortization       $    40,936         $    23,814         $   104,465          $    40,476
                                                           ===========         ===========         ===========          ===========
                              OP% excl. amortization              11.2%                6.5%                9.5%                 3.7%


           SALES AND OPERATING PROFIT PREPARED IN ACCORDANCE WITH GAAP